UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 21, 2008

Municipal Mortgage & Equity, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 300, Baltimore, Maryland		21202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 20, 2008, Municipal Mortgage & Equity, LLC filed a current Report on Form 8-K discussing the Ninth Amendment, dated as of November 14, 2008 to that certain Amended and Restated Credit Agreement, dated as of November 16, 2005 and as subsequently amended, between MMA Mortgage Investment Corporation and U.S. Bank National Association. Attached to the Form 8-K was an Exhibit 9.01 containing an incorrect version of the Ninth Amendment. Exhibit 9.01 of the Form 8-K incorrectly contained a modified Termination Date at Article 1.5. This Form 8-K/A is being filed to correct the error in Exhibit 9.01. Set forth in Exhibit 9.01 of this Form 8-K/A is the correct version of the Ninth Amendment, which does not contain a modified Termination Date. Except for the correction of the error referenced above, this Form 8-K/A does not update, modify or amend any disclosure set forth in the Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Ninth Amendment dated as of November 14, 2008 to that certain Amended and Restated Credit Agreement, dated as of November 16, 2005 and as subsequently amended, between MMA Mortgage Investment Corporation and U.S. Bank National Association.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC

November 21, 2008	By:	Michael L. Falcone

Name: Michael L. Falcone
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

9.01	Ninth Amendment